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                                                                    EXHIBIT 10.2


                                NON-COMPETE AGREEMENT


DATE:          August 6, 1999

PARTIES:       Bowman Tool & Machining, Inc.,
               a Minnesota corporation                              ("Company")

               William D. Bowman                                    ("Bowman")

                                       RECITALS

       A. Bowman has considerable knowledge and experience relating to the business of the Company as a result of his employment by the Company and ownership of capital stock of the Company, all of the stock of which has been acquired by WSI Industries, Inc. ("WSI") as of the date hereof.

       B. The Company and Bowman acknowledge that the Company would be irreparably harmed in the event Bowman competed with the Company during the term of this Agreement.

       C. The Company and Bowman desire to set forth in this Agreement their understandings and agreements.

                                      AGREEMENTS

       1. The term of this Agreement shall begin on the date hereof and continue until August 1, 2004.

       2. During the term of this Agreement, Bowman shall not, directly or indirectly, alone or as an officer, director, stockholder, partner, associate, employee, agent, principal, salesman, consultant, creditor, owner, representative, or in any other capacity, (i) take any action in or participate with or become interested or associated with any person, firm, partnership, corporation or other entity whatsoever which intends to engage, or is engaged, anywhere in the world, in the business of custom precision contract machining and related businesses in competition with the Company; or (ii) employ, solicit or in any way retain any employee of the Company, other than family members for a business which does not otherwise violate this Agreement. In consideration of Bowman's agreements under this Section 2, the Company shall pay Bowman a total of $1,000,000 payable $50,000 per quarter on the first day of each November, February, May and August, beginning November 1, 1999, until paid in full.

       3. If, at the time of enforcement of Section 2, a court shall hold that the duration, scope or area restriction stated herein is unreasonable, under circumstances then existing, the

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parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the state of duration, scope or area.

       4.     In the event of the breach of Bowman of any of the provisions of
Section 2, the Company, in addition and supplementary to any other rights and remedies existing in its favor, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violation of the provisions hereof.

       5. The Company and WSI shall have the right to offset any amounts due hereunder for any and all liabilities, obligations or claims the Company or WSI may have against Bowman as provided in Section 5.5 of the Stock Purchase Agreement dated this date between Bowman and WSI.

       6. This Agreement may not be changed orally. No modification, termination or attempted waiver of any of the provisions of this Agreement shall be valid unless in writing signed by the party against whom the same is sought to be enforced.

       7. The validity, enforceability, construction and interpretation of this Agreement shall be governed by the laws of the State of Minnesota.

       8. This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns. The rights and obligations of Bowman hereunder are personal and may not be assigned or transferred except as may be agreed to in writing by the Company.

       IN WITNESS WHEREOF, the parties have executed this Agreement the date and year first above written.

                                   BOWMAN TOOL & MACHINING, INC.


                                   By:       /s/ Michael J. Pudil
                                       ----------------------------------------
                                   Its:       President
                                       ----------------------------------------



                                         /s/ William D. Bowman
                                       ----------------------------------------
                                       William D. Bowman